If the registered owner of this Note (as indicated below) is The
         Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Note is a Global Security and the following legend is applicable. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY 1 PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.(1)

         THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING
         AFFILIATE OF THE CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

         REGISTERED
         NUMBER FLR _______                                $_________

                        NATIONSBANK CORPORATION
                    MEDIUM-TERM SUBORDINATED NOTE,
                              SERIES ___
                            (Floating Rate)

                                                CUSIP 63858S _________

      ORIGINAL ISSUE DATE:                                  BASE RATE:

      STATED MATURITY DATE:                                 (check one)
      FINAL MATURITY DATE:                                  ___CD Rate
      INITIAL INTEREST RATE:                                ___Commercial
                                                               Paper Rate
      INDEX MATURITY FOR INITIAL                            ___LIBOR
      INTEREST RATE (IF DIFFERENT):                         ___Federal Funds
                                                               Rate
      INDEX MATURITY:                                       ___Prime Rate
      INDEX MATURITY FOR FINAL                              ___Treasury Rate
      INTEREST PAYMENT PERIOD                               ___CMT Rate
      (IF DIFFERENT):                                          CMT Telerate
                                                               Page:____
      SPREAD:                                                  CMT Maturity
                                                               Index:___
      SPREAD MULTIPLIER:                              ___Eleventh District Cost
      MAXIMUM INTEREST RATE:                                  of Funds Rate
      MINIMUM INTEREST RATE:
                                                            ___Other:
      INTEREST PAYMENT DATES:
      INTEREST RATE RESET DATES:                            This Note is
                                                            a Renewable
      INTEREST RATE RESET PERIOD:                           Note.
      INITIAL REDEMPTION DATE:                           See Attached Rider.
      INITIAL REDEMPTION PERCENTAGE:
      ANNUAL REDEMPTION PERCENTAGE REDUCTION:
      OPTIONAL PAYMENT DATE(S):
      CALCULATION AGENT:                                   This Note is an
      ADDITIONAL TERMS:                                    Extendible Note.
                                                           See Attached Rider.


          NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to


      --------------
      (1) Applies only if this Note is a Global Security.

     ____________________________________________________________
     __, or registered assigns, the principal sum of
     ________________ DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest
     Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof, depending upon the appropriate Base Rate and Index Maturity specified above, until the principal hereof is paid or duly made available for payment. The Corporation will pay interest on the Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record
     Date, as defined below, and the next succeeding Interest
     Payment Date, in which case commencing on the Interest
     Payment Date following the next succeeding Regular Record
     Date, and on the Stated Maturity Date or Final Maturity Date shown above (or any Redemption Date as defined on the reverse hereof or any Optional Repayment Date with respect to which any such option has been exercised, each such Stated Maturity Date, Final Maturity Date, Redemption Date and Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal repayable on such date). Interest on this Note will accrue from the Original Issue Date specified above until the principal amount is paid and will be computed as hereinafter described. Interest payable on this Note on any Interest
     Payment Date or the Maturity Date will include interest accrued from and including the next preceding Interest
     Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to but excluding such Interest Payment Date or Maturity Date, as the case may be; provided, however, that if the Interest Rate Reset Period with respect to this Note is daily or weekly, interest payable on any Interest Payment Date or the Maturity Date will include interest accrued from but excluding the Regular
     Record Date through which interest has been paid to and including the Regular Record Date next preceding such Interest Payment Date, except that interest payable on any such Maturity Date will include interest accrued to, but excluding, such Maturity Date. If any Interest Payment Date falls on a day which is not a Business Day, as defined below, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate is LIBOR, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the preceding day that is a Business Day; and if the Maturity Date falls on a day which is not a Business Day, principal or interest payable with respect to such Maturity
     Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no additional interest shall accrue for the period from and after such Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest
     Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date, whether or not a Business Day (the "Regular Record Date"); provided, however, that the first payment of interest on any Note with an Original Issue Date, as specified above, between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Note is registered at the close of business on such next succeeding Regular Record Date; and provided, further, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (i) on which banks in The City of New York, Charlotte, North Carolina or ___________ are not authorized or required by law to be closed and (ii) if the Base Rate is LIBOR, is a day on which dealings in deposits on U.S. dollars are transacted in the London interbank market.

          The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent from the holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Issuing and Paying Agent at [NationsBank of Georgia, National Association, as Issuing and Paying Agent, 600 Peachtree Street, Suite 900, Atlanta, Georgia 60608] (the "Corporate Trust Office").

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

          Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Corporation has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.



                                   NATIONSBANK CORPORATION


                                   By:________________________________
     [SEAL]                        Title:  Senior Vice President
     ATTEST:


     ____________________________
     Assistant Secretary

                     CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

     Dated: ____________________________


                                   The Bank of New York, as
                                   Trustee

                                   By:  [NATIONSBANK OF GEORGIA,
                                        NATIONAL ASSOCIATION, as
                                        Authenticating Agent]


                                        By:______________________
                                           Authorized Signatory

                           [Reverse of Note]

                        NATIONSBANK CORPORATION
                    MEDIUM-TERM SUBORDINATED NOTE,
                              SERIES ___
                            (Floating Rate)

          This Medium-Term Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's Subordinated Medium-Term Notes, Series ___, limited in aggregate principal amount to [$____________]. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

          THE INDEBTEDNESS OF THE CORPORATION EVIDENCED BY THE NOTES, INCLUDING THE PRINCIPAL THEREOF AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THE NOTES, BY THE ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

          This Note is not subject to any sinking fund.

          This Note may be subject to repayment at the option of the holder only if Optional Repayment Date(s) are indicated on the face hereof. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form below entitled "Option to Elect Repayment" duly completed, by the Issuing and Paying Agent at the Corporate Trust Office, or such other address of which the Corporation shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to an Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

          This Note may be redeemed at the option of the Corporation on any date on and after the Initial Redemption Date, if any,
     specified on the face hereof (the "Redemption Date").   IF NO
     INITIAL REDEMPTION DATE IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE CORPORATION PRIOR TO THE STATED MATURITY DATE. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Corporation at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

          If this Note is redeemable at the option of the Corporation, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Accrued interest hereon shall be calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from and including Original Issue Date, or from but excluding the last date to which interest has been paid, as the case may be, to and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate in effect on such day by 360 or, in the case of Notes having the Treasury Rate as their Base Rate, by the actual number of days in the year.

          The Base Rate (as defined herein) with respect to this Note may be (i) the CD Rate, (ii) the Commercial Paper Rate,
     (iii) LIBOR, (iv) the Federal Funds Rate, (v) the Prime Rate, (vi) the Treasury Rate, (vii) the CMT Rate, (viii) the Eleventh District Cost of Funds Rate or (ix) such other rate as will be described on the face hereof and a rider to this Note.

          Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the "Base Rate") and Index Maturity shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset
                                   7




     Date, the interest rate determined as of the Interest Determination Date pertaining to the next preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate specified on the face hereof, and (ii) the interest rate in effect for the ten calendar days immediately prior to the Maturity Date shall be the rate in effect on the tenth calendar day preceding such Maturity Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR, if such next Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. The term "Final Interest Payment Period" means the period from the final Interest Reset Date to the Maturity Date.

          The Interest Determination Date with respect to any Note that has as its Base Rate the CD Rate, the Commercial Paper Rate, the Federal Funds rate, the Prime Rate or the CMT Rate will be the second Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to LIBOR shall be the second London Banking Day (as defined below) preceding the Interest Reset Date. The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month immediately preceding such Interest Reset Date in which the Federal Home Loan Bank of San Francisco (the "FHLB") publishes such Index (as defined below); and the Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face hereof normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

          The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day next preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

          All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

          Determination of CD Rate. CD Rate means, with respect to an Interest Determination Date (a "CD Rate Interest Determination Date"), the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Federal Reserve Board ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof, as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit."
     If such rate is not published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in denominations of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate for such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

          Determination of Commercial Paper Rate.  The Commercial
     Paper Rate means, with respect to an Interest Determination
     Date (a "Commercial Paper Rate Interest Determination
     Date"), the Money Market Yield (as defined below) of the
     rate on such date for commercial paper having the Index
     Maturity specified on the face hereof as published in
     H.15(519) under the heading "Commercial Paper."  In the
     event such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial
     Paper Rate Interest Determination Date, the Commercial Paper
     Rate shall be the Money Market Yield on such Commercial
     Paper Rate Interest Determination Date of the rate for
     commercial paper having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper."  If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M.,
     New York City time, on such Calculation Date, the Commercial
     Paper Rate for that Commercial Paper Rate Interest
     Determination Date shall be
                                   9
     calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, by a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Commercial Paper Rate with respect to such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate then in effect on such Commercial Paper Rate Interest Determination Date.

          "Money Market Yield" shall be the yield (expressed as a percentage rounded to the nearest one ten-thousandth of a percent, with five one hundred-thousandths of a percent rounded upward) calculated in accordance with the following formula:

          Money Market Yield = D multiplied by 360 divided by the
                               difference between 360 and the product
                               of D multiplied by M, multiplied by 100

     where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          Determination of LIBOR. LIBOR means the rate determined by the Calculation Agent in accordance with the following provisions:

               (i)  With respect to an Interest Determination
          Date (a "LIBOR Interest Determination Date"), LIBOR
          will be "LIBOR Telerate" unless "LIBOR Reuters" is specified on the face of this Note or LIBOR Telerate is not available.  "LIBOR Telerate" is the rate for
          deposits in the LIBOR Currency (as defined below)
          having the Index Maturity specified on the face hereof
          that appears on the Designated LIBOR Page (as defined below) specified on the face hereof as of 11:00 A.M.
          London time, on that LIBOR Interest Determination Date. "LIBOR Reuters" is that rate which is the arithmetic mean of the offered rates (unless the specified
          Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the LIBOR Currency having the
          Index Maturity specified on the face hereof that appear
          on the Designated LIBOR Page specified on the face
          hereof as of 11:00 A.M. London time, on that LIBOR
          Interest Determination Date, if at least two such
          offered rates appear (unless, as aforesaid, only a
          single rate is required) on such Designated LIBOR Page.
          If LIBOR cannot be determined under this clause (i),
          LIBOR in respect of the related LIBOR Interest
          Determination Date
                                  10
          will be determined as if the parties had specified the rate described in clause (ii) below.

              (ii)  With respect to a LIBOR Interest
          Determination Date on which LIBOR cannot be determined under clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified on the face hereof to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest determination Date will be LIBOR then in effect on such LIBOR Interest Determination Date.

          "LIBOR Currency" means the currency (including composite currencies) specified on the face hereof for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the LIBOR Currency shall be U.S.
     dollars.

          "Designated LIBOR Page" means either (a) if "LIBOR Telerate" is specified on the face hereof, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency or (b) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency. If neither LIBOR Telerate nor LIBOR Reuters is specified on the face hereof, LIBOR for the applicable LIBOR Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the LIBOR Currency, LIBO Page) had been specified.

          "Principal Financial Center" shall generally be the capital city of the country of the specified LIBOR Currency, except that with respect to U.S. dollars, Deutsche Marks and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt and Luxembourg, respectively.

          Determination of Federal Funds Rate. The Federal Funds Rate means, with respect to an Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If H.15(519) is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date quoted by each of three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three such brokers are so quoting such rates, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

          Determination of Prime Rate.  Prime Rate means, with
     respect to an Interest Determination Date (a "Prime Rate
     Interest Determination Date"), the rate set forth on such
     date in H.15(519) under the heading "Bank Prime Loan," or if not so published prior to 9:00 A.M. New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below)
     as such bank's prime rate or base lending rates as in effect for that Prime Rate Interest Determination Date.  If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of
     days in the year divided by a 360-day year, as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York as selected by the Calculation Agent. If fewer than two such quotations are provided, the Prime Rate shall be
                                  12
     determined by the Calculation Agent as of the close of business on the Prime Rate Interest Determination Date, on the basis of the prime rates, as of the close of business on such date, furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Rate Interest Determination Date will be the Prime Rate then in effect on such Prime Rate Interest Determination Date.

          "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

          Determination of Treasury Rate. Treasury Rate means, with respect to an Interest Determination Date (a "Treasury Rate Interest Determination Date"), the rate for the auction held on such Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "U.S. Government Securities -- Treasury Bills -- auction average (investment)." If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the Treasury Rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Interest Determination Date, then the Treasury Rate for such Treasury Rate Interest Determination Date shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate

     Interest Determination Date will be the Treasury Rate then in effect on such Treasury Rate Interest Determination Date.

          Determination of CMT Rate. CMT Rate means with respect to an Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined by reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the designated CMT Telerate Page under the caption "Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the Related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity Rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 p.m. New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity Rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each a "Referenced Dealer") in The City of New York selected by the Calculation Agent (from five such Referenced Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct, non-callable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination

     Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market side offer prices as of approximately 3:30 p.m. New York City time on the CMT Rate Interest Determination Date of three Referenced Dealers in The City of New York (from five such Referenced Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the even of equality, one of the highest) and lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Referenced Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated; provided however, that if fewer than three Referenced Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

          "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face of this Note (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), or the purpose of displaying Treasury Constant Maturity as reported in H.15(519). If no such page is specified, the Designated CMT Telerate Page shall be 7052, for the most recent week.

          "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury Securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the fact of this Note with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face of this Note, the Designated CMT Maturity Index shall be two years.

          Determination of Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate means, with respect to an Interest Determination Date relating to an Eleventh
     District Cost of Funds Rate (an "Eleventh District Cost of
     Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate
     Interest Determination Date as set forth under the caption "Eleventh District" on Telerate page 7058 as of 11:00 a.m.,
     San Francisco time, on such Eleventh District Cost of Funds
     Rate Interest Determination Date.  If such rate does not
     appear on the Telerate page 7058 on any related Eleventh
     District Cost of Funds Rate Interest Determination Date,
                                  15
     the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date. "Telerate Page 7058" means the display on the Dow Jones Telerate Service on such page (or such other page as may replace such page on the service for the purpose of displaying the Eleventh District Cost of Funds
     Rate) for the purpose of displaying the monthly average cost of the funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

          At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

          If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration provided in the Indenture in case of a default in the payment of interest or the performance of any other covenant by the Corporation.

          The Indenture permits, with certain exceptions as
     therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the
     rights of the holders of the Notes under the Indenture at
     any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of
     the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in
                                  16
     aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange here for or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemented thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.


          The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

          No service charge will be made for any such
     registration of transfer or exchange, but the Corporation
     may require payment of
                                  17
     a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment for registration of transfer of this Note, the Corporation, the Issuing and Paying Agent and any agent of the Corporation or the Issuing and Paying Agent may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          [NOTES ISSUED AND OUTSTANDING PURSUANT TO A BOOK-ENTRY SYSTEM SHALL BE DEEMED TO CONTAIN THE FOLLOWING PARAGRAPH:
     The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered Owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers of payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.]

                             ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of the interim Note, shall be construed as though they were written out in full according to applicable laws or regulations:

               TEN COM--as tenants in common
               TEN ENT-- as tenants by the entireties
               JT TEN--  as joint tenants with right of
                         survivorship and not as tenants in
                         common
               UNIF GIFT MIN ACT--.............Custodian..........
                                    (Cust)             (Minor)
                   Under Uniform Gifts to Minors Act
                   .................................
                                (State)

          Additional abbreviations may also be used though not in
     the above list.
                     _____________________________

                              ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

              [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                    INCLUDING ZIP CODE OF ASSIGNEE]





     Please Insert Social Security or Other
          Identifying Number of Assignee:

     the within Note and all rights thereunder, hereby irrevocably constituting and appointing
                                  Attorney to transfer said
     Note on the books of the Corporation, with full power of substitution in the premises.

     Dated:_________________________    _________________________

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement, or any change whatever and must be guaranteed.

                      [OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
     ________________________________
     ____________________________________________________________

     (Please print or typewrite name and address of the undersigned)

          For this Note to be repaid, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at ______________, or at such other place or places of which the Corporation shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

          If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple Of $1,000 in excess of $__________) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

     $___________________     ___________________________________
                              NOTICE: The signature on this
                              Option to Elect Repayment must
     Date:_______________     correspond with the name as written
                              upon the face of this Note in every
                              particular, without alteration or
                              enlargement or any change whatever.]

                         RENEWABLE NOTE RIDER


          The Corporation and the purchaser of this Note have agreed that this Note is a Renewable Note which initially matures on the Stated Maturity Date shown on the face of this Note. At each Renewal Date, the maturity of this Note will be automatically extended to the corresponding New Maturity Date unless the holder of this Note delivers a completed Extension Termination Notice to the Trustee or the Paying Agent on behalf of the Trustee not less than 15 nor more than 30 days prior to the applicable Renewal Date. The Extension Termination Notice may specify all or a portion of the outstanding principal amount of the Note so long as the principal amount of the Note remaining outstanding after repayment is an integral multiple of $1,000. Upon timely delivery of such Extension Termination Notice, the term of the principal amount of this Note subject to such notice will be deemed automatically to mature on the Stated Maturity Date or the then applicable New Maturity Date, as the case may be. The remaining principal balance of such Note, if any, will be deemed to automatically be extended to the corresponding New Maturity Date but in no circumstances may such maturity be extended beyond the Final Maturity Date. Notwithstanding any such extension, the interest rate applicable to this Note will continue to be calculated as set forth in this Note.



     STATED MATURITY DATE:_________________________________

     FINAL MATURITY DATE:__________________________________


               Renewal Date (s)                   New Maturity Date(s)

                         EXTENDIBLE NOTE RIDER


          The Corporation and the purchaser of this Note have agreed that this Note is an Extendible Note, whereby the Corporation has the option to extend the maturity of this Note by delivery to the Trustee (or any duly authorized Paying Agent) of an Extendible Option Notice under the terms of this Note as supplemented by this Extendible Note Rider.

                    Stated Maturity Date:
                    Final Maturity Date:


        Extension Notice          Extended
            Due Date            Maturity Date








          The Corporation may exercise its option with respect to an Extendible Note by delivery to the Trustee (or any duly appointed Paying Agent) of an Extendible Option Notice at least 45 but not more than 60 days prior to the Stated Maturity Date originally in effect with respect to such Note or, if the Stated Maturity Date of such Note has already been extended, the Extended Maturity Date then in effect. After such receipt and not later than 40 days prior to the Stated Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Trustee (or any duly appointed Paying Agent) will mail first class mail, postage prepaid, to the holder of such Extendible Note a notice (the "Extension Notice") relating to such extension period (the "Extension Period") setting forth (i) the election of the Corporation to extend the maturity of such Extendible Note, (ii) the new Extended Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee (or any duly appointed Paying Agent) of an Extension Notice to the holder of an Extendible Note, the maturity of such Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, such Extendible Note will have the same terms as prior to the mailing of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 days prior to the Maturity Date for an Extendible Note (or, if such date is not a Business Day, on the immediately succeeding Business Day), the Corporation may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension period by mailing or causing the Trustee (or any duly appointed Paying Agent) to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, first class mail, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Extendible Notes with respect to which the Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period.

          If the Corporation elects to extend the maturity of an Extendible Note, the holder of such Note will have the option to elect repayment of such Note by the Corporation on the Maturity Date then in effect at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date. In order for an Extendible Note to be so repaid on the Maturity Date, the Corporation must receive, at least 15 days but not more than 30 days prior to the Maturity Date then in effect with respect to the Note,
     (i) the Note with the form "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" attached to the Note, will be received by the Trustee (or any duly appointed Paying Agent) not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Note and duly completed form are received by the Trustee (or any duly appointed Paying Agent) by such fifth Business Day. Such option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding, provided that the principal amount of the Note remaining outstanding after repayment is an integral multiple of $1,000.